Exhibit 3.3

ARTICLES OF INCORPORATION

OF

MINNESOTA DIGITAL UNIVERSE, INC.

The undersigned natural person of full age for the purpose of forming a corporation pursuant to the provisions of Minnesota Business Corporation Act (Minnesota Statutes, Chapter 302A), hereby establish a corporation and adopt the following Articles of Incorporation:

ARTICLE I.

NAME

The name of this corporation shall be Minnesota Digital Universe, Inc.

ARTICLE II.

REGISTERED OFFICE

The registered office of this corporation is located at 633 Northwest 6th Avenue, Post Office Box 5937, Rochester, Minnesota 55901.

ARTICLE III.

PURPOSES

The purposes for which this corporation is organized are as follows:

A.	General business purposes.

B.	To do everything necessary, proper, advisable, or convenient for the accomplishment of the purposes set forth above, and to do all other things in connection with the above purposes which are not forbidden by law or by these Articles of Incorporation.

C.	To carry out the purposes set forth above in any state or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by the laws thereof.

ARTICLE IV.

DURATION

The duration of this corporation shall be perpetual.

ARTICLE V.

INCORPORATOR

The name and post office address of the incorporator of this corporation are:

Name	Address

Daniel E. Berndt	206 South Broadway #505 Rochester, Minnesota 55904

ARTICLE VI.

AUTHORIZED SHARES

The total authorized number of shares of this corporation shall be 2,500. These shall be common stock with no par value.

ARTICLES VII.

DIRECTORS

The names and post office addresses of the members of the first Board of Directors of this corporation are:

Name	Address

Patrick J. Deutsch	3230 Mayowood Road Southwest Rochester, Minnesota 55902

Steven J. Shockman	2900 Douglas Drive North #103 Crystal, Minnesota 55422

Kent R. Whitney	1925 Southwest 6th Street Rochester, Minnesota 55902

L. James Deutsch	721 Northwest 29th Street Rochester, Minnesota 55901

ARTICLE VIII.

DIRECTOR LIABILITY

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for the following:

1.	Liability based on a breach of the duty of loyalty to the corporation or the shareholders;

2.	Liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

3.	Liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Minnesota Statutes Section 302A.559 or on violations of federal or state securities laws;

4.	Liability for any transaction from which the director derived an improper personal benefit; or

5.	Liability for any act or omission occurring prior to the date this Article becomes effective.

If the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE IX.

RELATED ENTITY TRANSACTIONS

In the absence of fraud, no contract or other transaction between this corporation and any other corporation or business entity shall in any way be invalidated or affected by the fact that any one or more of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation or business entity. Any director of this corporation, or any business entity with which any director may be associated, may make a contract or transact business with this corporation. Such contract or transaction will be valid, absent fraud, provided such association shall have been disclosed to the Board of Directors of this corporation.

ARTICLE X.

WRITTEN ACTION

A written action by the board taken without a meeting may be signed by the number of directors that would be required to take the same action at a meeting of the board at which all directors are present.

IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of June, 1997.

/s/ Daniel E. Berndt
Daniel E. Berndt

State of Minnesota Office of the Secretary of State

AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS AT BOTTOM OF PAGE BEFORE COMPLETING THIS FORM
CORPORATE NAME	MINNESOTA DIGITAL UNIVERSE, INC.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:

The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)

ARTICLE II.

REGISTERED OFFICE

The registered office of this corporation is located at 533 Northwest 6th Avenue, Post Office Box 5937, Rochester, Minnesota 55903-5937.

This amendment has been approved pursuant to chapter 302A, Minnesota Statutes.

I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ Daniel E. Berndt
(Signature of Authorized Person)
Daniel E. Berndt, Incorporator

INSTRUCTIONS:

1.      Type or print with dark black ink.

2.      Filing fee: $35.00.

3.      Make check payable to Secretary of State.

4.      Mail or bring completed forms to:

Secretary of State

Business Services Division

180 State Office Building

Saint Paul, MN 55155

(612) 296-2803

SC-00175-03 (9/88)

FOR USE BY THE SECRETARY OF STATE

State of Minnesota Office of the Secretary of State

AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS AT BOTTOM OF PAGE BEFORE COMPLETING THIS FORM
CORPORATE NAME	MINNESOTA DIGITAL UNIVERSE, INC.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, on later than 30 days after filing with the Secretary of State, in this box:

The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is(are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)

ARTICLE II

REGISTERED OFFICE

The registered office of this corporation is located at 533 Northwest 6th Avenue, Post Office Box 6937, Rochester, Minnesota 55903-6937

This amendment has been approved pursuant to chapter 302A, Minnesota Statutes.

I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ Daniel E. Berndt
(Signature of Authorized Person)
Daniel E. Berndt, Incorporator

INSTRUCTIONS:

1.      Type or print with dark black ink.

2.      Filing fee: $35.00.

3.      Make check payable to Secretary of State.

4.      Mail or bring completed forms to:

Secretary of State

Business Services Division

180 State Office Building

Saint Paul, MN 55155

(612) 296-2803

SC.00175.03 (9/88)

FOR USE BY THE SECRETARY OF STATE